EXHIBIT 23.2

INDEPENDENT PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference to the Registration Statement of Cardium Therapeutics, Inc. on Form S-8 of our report dated April 11, 2006, with respect to our audit of the financial statements of Innercool Therapies, Inc. for the years ended December 31, 2005 and 2004, appearing in the Amendment No. 1 to the Current Report on Form 8-K/A filed on May 4, 2006.

/s/ Bandari Beach Lim & Cleland LLP
Los Angeles, California
November 10, 2006